James W. Wiltz To Retire as President and CEO of Patterson Companies

Scott P. Anderson, President of Patterson Dental Supply, Named Successor

St. Paul, MN-October 6, 2009-Patterson Companies, Inc. (Nasdaq: PDCO) today announced that James W. Wiltz, president and chief executive officer, will retire at the end of the current fiscal year as of April 24, 2010. The Board of Directors named Scott P. Anderson, currently president of the Patterson Dental Supply, Inc. subsidiary, as Wiltz's successor.

Anderson, 43, has worked with Patterson since 1993. Prior to June 2006 when he became president of Patterson Dental Supply, Patterson's largest business, Anderson held senior management positions in the dental unit, including vice president, sales, and vice president, marketing. Anderson started his career as a territory sales representative in the dental business before becoming national equipment manager, manager of the San Francisco branch and manager of the Minnesota branch, two of Patterson's largest dental branch offices.

Patterson expects to name a new president of its dental business within the next few months.

Wiltz, who will remain on the board of directors, commented: "Scott has compiled an outstanding record of achievement during his Patterson career. In addition to his proven leadership skills and extensive experience with our dental business, he also possesses a keen understanding of our veterinary and rehabilitation operations. I will be working closely with Scott between now and the end of fiscal 2010 to ensure a smooth management transition. We have every confidence that Scott will lead Patterson to continued long-term success."

Anderson said: "It is an honor and privilege to be Jim Wiltz's successor. He has successfully led Patterson through a period of extensive investment in our businesses and challenging economic conditions, and for this, we owe him our sincere thanks. I look forward to helping Patterson meet its future challenges and opportunities, and I intend to work closely with our many outstanding people to forge a prosperous future for our customers, suppliers, employees and shareholders."

About Patterson Companies, Inc.

Patterson Companies, Inc. is a value-added distributor serving the dental, companion-pet veterinarian and rehabilitation supply markets.

Dental Market
As Patterson's largest business, Patterson Dental provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Veterinary Market
Webster Veterinary is the nation's second largest distributor of consumable veterinary supplies, equipment and software, diagnostic products, vaccines and pharmaceuticals to companion-pet veterinary clinics.

Rehabilitation Market
Patterson Medical is the world's leading distributor of rehabilitation supplies and non-wheelchair assistive patient products to the physical and occupational therapy markets. The unit's global customer base includes hospitals, long-term care facilities, clinics and dealers.

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This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company's ability to control. The Company cautions shareholders and prospective investors that the following factors, among others, may cause actual results to differ materially from those indicated by the forward-looking statements: competition within the dental, veterinary, and rehabilitative and assistive living supply industries; changes in the economics of dentistry, including reduced growth in expenditures by private dental insurance plans, the effects of economic conditions and the effects of healthcare reform, which may affect future per capita expenditures for dental services and the ability and willingness of dentists to invest in high-technology products; the effects of healthcare related legislation and regulation which may affect expenditures or reimbursements for rehabilitative and assistive products; changes in the economics of the veterinary supply market, including reduced growth in per capita expenditures for veterinary services and reduced growth in the number of households owning pets; the ability of the Company to maintain satisfactory relationships with its sales force; unexpected loss of key senior management personnel; unforeseen operating risks; risks associated with the dependence on manufacturers of the Company's products; and the ability of the Company to successfully integrate the recent acquisitions into its existing business. Forward-looking statements are qualified in their entirety by the cautionary language set forth in the Company's filings with the Securities and Exchange Commission.

For additional information contact:

R. Stephen Armstrong Richard G. Cinquina

Executive Vice President & CFO Equity Market Partners

651/686-1600 904/415-1415